NATIONAL CITY

SOFTWARE ADDENDUM

Subject to the terms and conditions of this Software Addendum (this “Addendum”), National City hereby grants to Client a non-exclusive, non-transferable license to use the Software as described in the applicable Product Guide and its documentation and related materials. Client agrees to use the Software in accordance with this Addendum and any and all rules and regulations with respect to the Software as issued by National City in its sole discretion from time to time.

1.
Confidentiality of Software. Client acknowledges that the Software and related materials are valuable trade secrets and are strictly confidential, material and important, and that such confidentiality substantially affects the value of the Software and the business of National City and its licensors, if any. Client therefore covenants and agrees to hold all such materials and information in the strictest confidence as provided herein. Client further acknowledges that any breach or threatened breach of confidentiality will cause immediate irreparable injury to National City and that the remedies at law for such breach will be inadequate, and Client agrees not to assert to the contrary in any action for preliminary or other injunctive relief brought by National City. Client shall notify each of its employees and agents (collectively, “Employees”) to whom disclosure is made that such Software, its documentation, and related materials are proprietary, that such disclosure is made in confidence and shall be kept in confidence by such Employees, and that wrongful disclosure may have adverse legal consequences on Client and such Employees. In particular, Client and its Employees:

a.	will use normal security measures to safeguard the Software and related materials from theft or from access by persons other than Client’s Employees;

b.
will not distribute, transmit, lend, furnish, sell, transfer, publish, disclose, display, rent, sublease, lease, or otherwise exploit any component of the Software, documentation, or related materials nor make any disclosures concerning the Software (including but not limited to concepts used therein), documentation, or related materials to any third party; and

c.
will not use the Software except as authorized herein, will not make or have made or permit to be made any copies of the Software except for backup and archival purposes and as is necessary in connection with the rights granted hereunder, and will ensure that all such copies will contain the same copyright and/or proprietary notice or notices which appear on the Software.

This section shall survive termination of this Addendum, the applicable Product Guide, and the Master Agreement.

2.
Unauthorized Use. Client will notify National City of the unauthorized possession, use, or knowledge of any portion of the Software by any person or organization not authorized by this Addendum, furnish full details of such possession, use, or knowledge to National City, assist in preventing the recurrence of such possession, use, or knowledge, and fully cooperate with National City and its licensors, if any, in any litigation against third parties deemed necessary by National City to protect its rights and the rights of its licensors, if any.

3.
Equipment Configuration. Client acknowledges that the Software has been designed for use solely on the equipment configuration, if any, specified by National City and shall ensure that it is used solely on such equipment. National City will not be liable for losses, damages, or expenses (including attorneys’ fees) arising out of the use, inability to use, or the incorrect use of the Software, documentation, and related materials on an unspecified equipment configuration.

4.
No Modifications. Client will not modify, enhance, change, supplement, or merge any portion of the Software without the prior written consent of National City. In addition, Client will not translate, reverse engineer, decompile, or disassemble the Software or any portion of the Software for any purpose whatsoever.

5.	Use of Software. The Software will be used only in connection with Services provided by National City.

6.	Updates. Client will install all updates and new releases of the Software by the dates indicated in the materials accompanying the updates and releases.

7.
Termination. In addition to the termination provisions of the Master Agreement or any applicable Produce Guide, National City may terminate this Addendum and the license granted to Client immediately upon termination of any license agreement, if any, pursuant to which National City is authorized to license the Software to Client. Unless otherwise provided in a Product Guide, within thirty (30) days of the termination of this Addendum, the applicable Product Guide, or the Master Agreement, Client shall return all Software, documentation, and related materials, including all copies, to National City.

8.
Proprietary Rights. All Software, documentation, and related materials used with and in support of the Software shall remain the exclusive property of National City and its licensors, if any. Client acknowledges that it does not have and shall not acquire, by virtue of this Addendum, any proprietary rights over the Software, documentation, and related materials. Client is not authorized to offer the Software or any part thereof in any form for resale, lease, or sublicense. Furthermore, Client may not transfer the Software by gift, assignment, encumbrance, or other conveyance under any circumstances.

9.
No Warranties. Although National City has tested the Software and reviewed the documentation and related materials, NATIONAL CITY MAKES NO WARRANTY, STATEMENT OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE SOFTWARE, DOCUMEDNTATION, AND RELATED MATERIALS, THEIR QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. THE SOFTWARE, DOCUMENTATION, AND RELATED MATERIALS ARE PROVIDED BY NATIONAL CITY TO CLIENT “AS IS,” AND CLIENT ACKNOWLEDGES THAT IT WAIVES ALL WARRANTIES, WHETHER EXPRESSED, IMPLIED OR STATUTORY, IN LAW OR IN FACT.

10.	Product Guide. Use of the Software shall at all times be subject to and premised upon the existence of, and shall be permissible only according to the terms of, the applicable Product Guide.